LIMITED GUARANTY

TO:     GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION
        (formerly known as Deutsche Financial Services Corporation)

     In consideration of financing provided or to be provided by you to ePlus Technology, inc. ("Dealer"), and for other good and valuable consideration received, we jointly, severally, unconditionally and absolutely guaranty to you, from property held separately, jointly or in community, the immediate payment when due of all current and future liabilities owed by Dealer to you, whether such liabilities are direct, indirect or owed by Dealer to a third party and acquired by you ("Liabilities"). We will pay you on demand the full amount of all sums owed by Dealer to you, together with all costs and expenses (including, without limitation, reasonable attorneys' fees). We also indemnify and hold you harmless from and against all (a) losses, costs and expenses you incur and/or are liable for (including, without limitation, reasonable attorneys' fees) and
(b) claims, actions and demands made by Dealer or any third party against you, which in any way relate to any relationship or transaction between you and Dealer. Notwithstanding the foregoing, if you enforce this Guaranty our maximum aggregate liability hereunder to you at such time will not exceed Ten Million Five Hundred Thousand Dollars ($10,500,000.00).

     Our guaranty will not be released, discharged or affected by, and we hereby irrevocably consent to, any: (a) change in the manner, place, interest rate, finance or other charges, or terms of payment or performance in any current or future agreement between you and Dealer, the release, settlement or compromise of or with any party liable for the payment or performance thereof or the substitution, release, non-perfection, impairment, sale or other disposition of any collateral thereunder; (b) change in Dealer's financial condition; (c) interruption of relations between Dealer and you or us; (d) claim or action by Dealer against you; and/or (e) increases or decreases in any credit you may provide to Dealer. We will pay you even if you have not: (i) notified Dealer that it is in default of the Liabilities, and/or that you intend to accelerate or have accelerated the payment of all or any part of the Liabilities, or (ii) exercised any of your rights or remedies against Dealer, any other person or any current or future collateral. This Guaranty is assignable by you and will inure to the benefit of your assignee. If Dealer hereafter undergoes any change in its ownership, identity or organizational structure, this Guaranty will extend to all current and future obligations which such new or changed legal entity owes to you.

     We irrevocably waive notice of: your acceptance of this Guaranty, presentment, demand, protest, dishonor, nonpayment, nonperformance, breach or default, your intent to accelerate and your acceleration of any indebtedness of Dealer, the amount of indebtedness of Dealer outstanding at any time, the number and amount of advances made by you to Dealer in reliance on this Guaranty, and any claim or action against Dealer. We further waive all right of contribution from other guarantors, all other demands and notices required by law, all rights of offset and counterclaims against you or Dealer, all defenses to the enforceability of this Guaranty (including, without limitation, fraudulent inducement), and all defenses based on suretyship or impairment of collateral, and defenses which the Dealer may assert on the underlying debt, including but not limited to, failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, deceptive trade practices, accord and satisfaction and usury. We also waive all rights to claim, arbitrate for or sue for any punitive or exemplary damages. In addition, we hereby irrevocably subordinate to you any and all of our present and future rights and remedies: (a) of subrogation against Dealer or any other guarantor to any of your rights or remedies against Dealer or any other guarantor, (b) of contribution, reimbursement, indemnification and restoration from Dealer or any other guarantor, and (c) to assert any other claim or action against Dealer or any other guarantor directly or indirectly relating to this Guaranty, such subordinations to last until you have been paid in full for all Liabilities. All of our waivers and subordinations herein will survive any termination of this Guaranty.

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     We have made an  independent  investigation  of the financial  condition of
Dealer and give this Guaranty based on that investigation and not upon any representation made by you. We have access to current and future Dealer financial information which enables us to remain continuously informed of Dealer's financial condition. We represent and warrant to you that we have received and will receive substantial direct or indirect benefit by making this Guaranty and incurring the Liabilities. We will provide you with financial statements on us each year within ninety (90) days after the end of Dealer's fiscal year end. We represent that all financial statements and information which have been or may hereafter be delivered by us or Dealer to you are and will be correct and prepared in accordance with generally accepted accounting principles consistently applied, and there has been no material adverse change in the financial or business condition of us or Dealer since the submission to you of such financial statements, and we acknowledge your reliance thereon. This Guaranty will survive any federal and/or state bankruptcy or insolvency action involving Dealer. We are solvent and our execution of this Guaranty will not make us insolvent. If you are required in any action involving Dealer to return or rescind any payment made to or value received by you from or for the account of Dealer, this Guaranty will remain in full force and effect and will be automatically reinstated without any further action by you and notwithstanding any termination of this Guaranty or your release of us. Any delay or failure by you, or your successors or assigns, in exercising any of your rights or remedies hereunder will not waive any such rights or remedies. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect us and you from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as specifically
provided   herein  or  as  we  may  later   agree  in   writing  to  modify  it.
Notwithstanding anything herein to the contrary, you may rely on any facsimile copy, electronic data transmission or electronic data storage of: this Guaranty, any agreement between you and Dealer, any Statement of Transaction, billing statement, invoice from a vendor, financial statements or other reports, which will be deemed an original, and the best evidence thereof for all purposes. We may terminate this Guaranty by a written notice to you, the termination to be effective sixty (60) days after you receive and acknowledge it, but the termination will not terminate our obligations hereunder for Liabilities arising prior to the effective termination date. We have read and understood all terms and provisions of this Guaranty. We acknowledge receipt of a true and complete copy of this Guaranty and of all agreements between you and Dealer. The meanings of all terms herein are equally applicable to both the singular and plural forms of such terms.

     BINDING ARBITRATION. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever, whether arising before or after the date of this Guaranty, and whether directly or indirectly relating to: (a) this Guaranty and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between you and us;
(c) any act committed by you or by any parent company, subsidiary or affiliated company of you (the "CDF Companies"), or by any employee, agent, officer or director of a CDF Company, whether or not arising within the scope and course of employment or other contractual representation of the CDF Companies provided that such act arises under a relationship, transaction or dealing between you and Dealer or you and us; and/or (d) any other relationship, transaction, dealing or agreement between you and Dealer or you and us (collectively the "Disputes"), will be subject to and resolved by binding arbitration. Notwithstanding the foregoing, the parties agree that either party may pursue claims against the other that do not exceed Fifteen Thousand Dollars ($15,000) in the aggregate in a court of competent jurisdiction. Service of arbitration claims shall be acceptable if made by U.S. mail or overnight delivery to the address for the party described herein.

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     All  arbitration  hereunder  will  be  conducted  in  accordance  with  The
Commercial Arbitration Rules of either: (a) The American Arbitration Association ("AAA") or (b) United States Arbitration & Mediation ("USA&M"). The party first filing an arbitration claim shall designate which arbitration forum and rules are to be applied for all disputes between the parties. The arbitration rules are found at www.adr.org for AAA, and at www.usam-midwest.com for USA&M. AAA claims may be filed in any AAA office. Claims filed with USA&M shall be filed in their Midwest office located at 720 Olive Street, Suite 2020, St. Louis, Missouri 63101. All arbitrator(s) selected will be attorneys with at least five
(5) years secured transactions experience. A panel of three arbitrators shall hear all claims exceeding One Million Dollars ($1,000,000), exclusive of interest, costs and attorneys' fees. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The arbitrator shall follow the terms of this agreement and the applicable law, including without limitation, the attorney-client privilege and the attorney workproduct doctrine.

     Each party hereby consents to a documentary hearing for all arbitration claims, by submitting the dispute to the arbitrator(s) by written briefs and affidavits, along with relevant documents. However, arbitration claims will be submitted by way of an oral hearing, if any party requests an oral hearing within forty (40) days after service of the claim, and that party remits the appropriate deposit for AAA's fees and arbitrator compensation within ten (10) days of making the request. The site of all oral arbitration hearings will be in the Division of the Federal Judicial District in which AAA or USA&M maintains a regional office that is closest to Dealer.

     Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows: No later than forty (40) days after the filing and service of a claim for arbitration, the parties in contested cases will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the oral arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party; (b) the opposing party will be permitted to depose the expert witness(es); (c) the opposing party will be permitted to designate rebuttal expert witness(es); and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

     The Arbitrator(s) will not have the authority to award exemplary or punitive damages.

     All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Guaranty may be confirmed as a judgment or order in any state or federal court of competent jurisdiction within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Guaranty concerns transactions involving commerce among the several states. The Federal Arbitration Act ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

     Nothing herein will be construed to prevent your or our use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, and/or any other prejudgment or provisional action or remedy relating to any collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive your or our right to compel arbitration of any Dispute.

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     If either we or you bring any other action for judicial relief with respect to any Dispute (other than those set forth in the preceding paragraphs), the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either we or you bring or appeal an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred by the other party in defending such action. Additionally, if we sue you or institute any arbitration claim or counterclaim against you in which you are the prevailing party, we will pay all costs and expenses (including attorneys' fees) incurred by you in the course of defending such action or proceeding.

     Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding with respect to such Dispute. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (i) to us at our address below; (ii) to you at 655 Maryville Centre Drive, St. Louis, Missouri 63141-5832, Attention: General Counsel; or such other address as the parties may specify from time to time in writing.

     The agreement to arbitrate will survive the termination of this Guaranty.

     IF THIS GUARANTY IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. WE WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

     The terms contained in this Guaranty supercede and replace the terms of that certain Limited Guaranty signed March 19, 2003 by ePlus inc. with respect to financing provided to ePlus Technology, inc. and to ePlus Technology of PA, inc.

     This Guaranty and all agreements between Dealer and you have been substantially negotiated, and will be substantially performed, in the state of Missouri. Accordingly, all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which will control and govern all arbitration proceedings hereunder.

THIS GUARANTY CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGES WAIVER PROVISIONS.

Date: June 24, 2004
                                    ePLUS inc.


                                    /s/ STEVEN J. MENCARINI
                                    --------------------------------------------
                                    Steven J. Mencarini, Chief Financial Officer

                                    Address of Guarantor:
                                    ---------------------

                                    400 Herndon Parkway
                                    Herndon, VA

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                             SECRETARY'S CERTIFICATE
                             -----------------------

     I hereby certify that I am the Secretary or Assistant Secretary of ePLUS inc. ("Guarantor") and that execution of the above Limited Guaranty was ratified, approved and confirmed by the Shareholders at a meeting, if necessary, and pursuant to a resolution of the Board of Directors of Guarantor at a meeting of the Board of Directors duly called, and which is currently in effect, which resolution was duly presented, seconded and adopted and reads as follows:

     "BE IT RESOLVED that any officer of this corporation is hereby authorized to execute a guaranty of the obligations of ePlus Technology, inc. ("Dealer") to GE Commercial Distribution Finance Corporation on behalf of the corporation, which instrument may contain such terms as the above named persons may see fit including, but not limited to a waiver of notice of the acceptance of the guaranty; presentment; demand; protest; notices of nonpayment, nonperformance, dishonor, the amount of indebtedness of Dealer outstanding at any time, any legal proceedings against Dealer, and any other demands and notices required by law; and any right of contribution from other guarantors."

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal on this 24th day of June, 2004.


                                                    ePLUS inc.


                                                    /s/ ERICA S. STOECKER
                                                    ----------------------------
(SEAL)                                              Erica S. Stoecker, Secretary

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